Exhibit 2.21
PELANGIO MINES INC.
FORM 51-102F3
MATERIAL CHANGE REPORT
Item 1. Name and Address of Company
Pelangio Mines Inc.
440 Harrop Drive, 2 Floor
Milton, Ontario L9T 3H2
Item 2. Date of Material Change
January 29, 2008
Item 3. News Release
Pelangio Mines Inc. (“Pelangio” or the “Company”) disseminated a press release (the “Press Release”) on January 29, 2008 via Canada Newswire—Toronto, Ontario.
Item 4. Summary of Material Change
Pelangio announced its intention to spin-out certain of its assets to a separate corporation, with a view to maximizing shareholder value.
Item 5. Full Description of Material Change
Pelangio announced its intention to spin-out certain of its assets to a separate corporation, with a view to maximizing shareholder value (the “Spin Out Proposal”). Pursuant to the Spin Out Proposal, the assets of the Company will be separated into two corporations through a plan of arrangement, such that one corporation will hold approximately 19 million common shares of Detour Gold Corporation (“Detour Gold”) and such other assets as may be required to maintain operations of such corporation or as may be required by the Toronto Stock Exchange (the “Detour Assets”) and the other corporation will hold the remaining assets, including the Company’s interests in its Ghana properties and the remaining 1 million shares of Detour Gold (the “Remaining Assets”). The Company expects that the Detour Gold common shares included in the Remaining Assets will continue to be held for investment purposes and the corporation holding such assets will review its alternatives in the future as investment conditions warrant.
Under the terms of the Spin Out Proposal, existing Pelangio shareholders will receive the same percentage interest in a corporation that has yet to be incorporated (“Newco”) as they presently hold in Pelangio such that, following the implementation of the Spin Out Proposal, the shareholders will hold shares in two corporations, existing Pelangio and newly incorporated Newco, with the Detour Assets being held by one corporation and the Remaining Assets being held by the other corporation.

The implementation of the Spin Out Proposal is subject to, among other things: further Board approval of the final structure and terms and the arrangement agreement to be entered into with Newco; shareholder and Court approval and other regulatory approvals, including TSX acceptance of the Spin Out Proposal and the continued listing of Pelangio common shares on the TSX and conditional listing approval of Newco shares; and receipt by Pelangio of an advance income tax ruling from the Canada Revenue Agency confirming that the Spin Out Proposal may be completed on a tax neutral basis for Pelangio and its shareholders. No application for listing has been made and there is no assurance that if made that approval will be granted. The TSX has not approved or disapproved the Spin Out Proposal and there is no assurance that the TSX will approve the Spin Out Proposal.
Pelangio will hold a Special Meeting of shareholders to approve the Spin Out Proposal. Further particulars, including the record and meeting dates, will be announced in due course by press release and a complete description of the Spin Out Proposal will be set forth in a management proxy circular to be sent to the Company’s shareholders in connection with the Special Meeting.
For further information regarding the material change, refer to the attached copy of the Press Release.
Forward Looking Statements
Certain statements herein may contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Forward-looking statements or information appear in a number of places and can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements and information include statements regarding the implementation of the Spin Out Proposal. With respect to forward-looking statements and information contained herein, we have made numerous assumptions, including the ability of the Company to meet the conditions to implement the Spin Out Proposal. Forward-looking statements and information are by their nature based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. Such risks include the failure to meet the conditions to implement the Spin Out Proposal. See our annual information form, and our quarterly and annual management’s discussion and analysis for additional information on risks and uncertainties relating to the forward-looking statement and information. There can be no assurance that a forward-looking statement or information referenced herein will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements or information. Also, many of the factors are beyond the control of Pelangio. Accordingly, readers should not place undue reliance on forward-looking statements or information. All forward-looking statements and information herein are qualified by this cautionary statement.
Item 6. Reliance on subsection 7.1(2) or (3) of National Instrument 51-102
Not applicable
Item 7. Omitted Information
No information has been omitted in respect of the material change.
Item 8. Executive Officer

Ingrid Hibbard, President and Chief Executive Officer, 905-875-3828.
Item 9. Date of Report
January 29, 2008

Pelangio Mines Inc. 440 Harrop Drive, 2 Floor Milton, Ontario L9T 3H2 Phone (905) 875-3828 Fax (905) 875-3829	NEWS RELEASE
PELANGIO PROPOSES TO SPIN OUT ITS ASSETS INTO TWO COMPANIES
TORONTO, Ontario (January 29, 2008) — Pelangio Mines Inc. (PLG: TSX) (“Pelangio” or the “Company”) is pleased to announce its intention to spin-out certain of its assets to a separate corporation, with a view to maximizing shareholder value (the “Spin Out Proposal”). The objective of the Spin Out Proposal is to (i) address the discount in the Company’s share price, which has not accurately reflected the Company’s holding of 20 million shares in Detour Gold Corporation, and (ii) improve the market’s valuation of Pelangio’s other properties, in particular the Company’s interests in its Ghana properties. The Spin Out Proposal will also allow the corporation that holds the Ghana properties to focus on the acquisition and exploration of under-valued or early stage exploration prospects.
Pursuant to the Spin Out Proposal, the assets of the Company will be separated into two corporations through a plan of arrangement, such that one corporation will hold approximately 19 million common shares of Detour Gold Corporation (“Detour Gold”) and such other assets as may be required to maintain operations of such corporation or as may be required by the Toronto Stock Exchange (the “Detour Assets”) and the other corporation will hold the remaining assets, including the Company’s interests in its Ghana properties and the remaining 1 million shares of Detour Gold (the “Remaining Assets”). The Company expects that the Detour Gold common shares included in the Remaining Assets will continue to be held for investment purposes and the corporation holding such assets will review its alternatives in the future as investment conditions warrant.
Under the terms of the Spin Out Proposal, existing Pelangio shareholders will receive the same percentage interest in a corporation that has yet to be incorporated (“Newco”) as they presently hold in Pelangio such that, following the implementation of the Spin Out Proposal, the shareholders will hold shares in two corporations, existing Pelangio and newly incorporated Newco, with the Detour Assets being held by one corporation and the Remaining Assets being held by the other corporation.
The implementation of the Spin Out Proposal is subject to, among other things: further Board approval of the final structure and terms and the arrangement agreement to be entered into with Newco; shareholder and Court approval and other regulatory approvals, including TSX acceptance of the Spin Out Proposal and the continued listing of Pelangio common shares on the TSX and conditional listing approval of Newco shares; and receipt by Pelangio of an advance income tax ruling from the Canada Revenue Agency confirming that the Spin Out Proposal may be completed on a tax neutral basis for Pelangio and its shareholders. No application for listing has been made and there is no assurance that if made that approval will be granted. The TSX has not approved or disapproved the Spin Out Proposal and there is no assurance that the TSX will approve the Spin Out Proposal.
Pelangio will hold a Special Meeting of shareholders to approve the Spin Out Proposal. Further particulars, including the record and meeting dates, will be announced in due course by press release and a complete description of the Spin Out Proposal will be set forth in a management proxy circular to be sent to the Company’s shareholders in connection with the special meeting.
About Pelangio
Pelangio is a gold exploration company active in the top-ranked mining jurisdictions in the world, Canada and Ghana. The Company’s main focus is to advance its exploration programs on its premier land position in Ghana totaling 290 square kilometres, located on strike and adjacent to AngloGold Ashanti’s Obuasi gold mine.
Pelangio also has a 49.4% equity interest in Detour Gold, which controls the Detour Lake advanced exploration project. The near-term objective of Detour Gold is to advance the Detour Lake project to development and production.
For additional information, please visit our website at www.pelangio.com or contact:
Ingrid Hibbard, President & CEO or
Warren Bates, Vice President Exploration
Tel: 905-875-3828 / Toll-free: 1-877-746-1632 / Email: info@pelangio.com
Forward Looking Statements
Certain statements herein may contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Forward-looking statements or information appear in a number of places and can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements and information include statements regarding the implementation of the Spin Out Proposal. With respect to forward-looking statements and information contained herein, we have made numerous assumptions, including the ability of the Company to meet the conditions to implement the Spin Out Proposal. Forward-looking statements and information are by their nature based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. Such risks include the failure to meet the conditions to implement the Spin Out Proposal. See our annual information form, and our quarterly and annual management’s discussion and analysis for additional information on risks and uncertainties relating to the forward-looking statement and information. There can be no assurance that a forward-looking statement or information referenced herein will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements or information. Also, many of the factors are beyond the control of Pelangio. Accordingly, readers should not place undue reliance on forward-looking statements or information. All forward-looking statements and information herein are qualified by this cautionary statement.